UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2016

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-50231	52-0883107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3900 Wisconsin Avenue, NW Washington, DC	20016
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 202-752-7000
(Former Name or Former Address, if Changed Since Last Report): ______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In January 2016, the Board of Directors of Fannie Mae elected Hugh R. Frater and Renee L. Glover to join the Board. At the time Fannie Mae filed a Current Report on Form 8-K with the Securities and Exchange Commission to report Mr. Frater’s and Ms. Glover's election to the Board, on January 15, 2016, the Board committees on which Mr. Frater and Ms. Glover would serve had not been determined. Fannie Mae is filing this Form 8-K/A to report that on March 31, 2016 its Board of Directors appointed Mr. Frater and Ms. Glover to serve on the board committees indicated below in connection with determining committee assignments for all the members of the Board. Effective March 31, 2016, the composition of each of the Board of Directors’ committees became as follows:
Board of Directors Committee Assignments

Executive Committee Egbert Perry, Chair Bart Harvey Robert Herz Timothy Mayopoulos Diane Nordin Jonathan Plutzik David Sidwell	Audit Committee Robert Herz, Chair William Thomas Forrester Hugh Frater Brenda Gaines Diane Nordin
Compensation Committee Diane Nordin, Chair Brenda Gaines Jonathan Plutzik David Sidwell	Nominating and Corporate Governance Committee Bart Harvey, Chair Amy Alving Renee Glover Robert Herz
Risk Policy and Capital Committee David Sidwell, Chair Jonathan Plutzik Amy Alving William Thomas Forrester Hugh Frater Bart Harvey	Strategic Initiatives Committee Jonathan Plutzik, Chair Amy Alving William Thomas Forrester Renee Glover

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Brian P. Brooks
Brian P. Brooks
Executive Vice President, General Counsel and Corporate Secretary
Date: April 5, 2016